UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

DAVIDsTEA Inc.
(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-37404

(Commission File Number)

5430 Ferrier, Town of Mount-Royal,
Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	DTEA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On June 15, 2020, DAVIDsTEA Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), issued a press release announcing its financial results for the three and twelve-month periods ended February 1, 2020, as well as preliminary unaudited financial information for the period ended May 30, 2020. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information presented under Item 2.02 in this Current Report on Form 8-K and the accompanying exhibit attached herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Due to the COVID-19 pandemic, the Company is availing itself of a 45-day extension to file its Quarterly Report on Form 10-Q for the period ended May 2, 2020 (the “Quarterly Report”), originally due June 16, 2020, in reliance on an order (the “Order”) issued by the Securities and Exchange Commission (the “SEC”). The Order was issued pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465), regarding exemptions granted to certain public companies based on the COVID-19 pandemic.

The COVID-19 pandemic and related events have resulted in our management devoting significant time and attention to operating the Company’s business in this new environment and understanding and complying with an evolving regulatory environment. These efforts led management to determine that the closure of all of our stores in North America, effective March 17, 2020, and as mandated by the governments in both Canada and the U.S., was necessary to minimize exposure risk for our employees and customers, and our communities more generally. As part of these efforts, we also began having employees work remotely to the extent possible. As the Company continues to adapt its business strategy to the current environment, it has reduced costs to align expenses with decreases in its retail store sales driven by COVID-19 related closures. This includes temporarily furloughing all of its store-related employees and moving substantially all non-essential remaining employees to a four-day work week. While these measures, among others, are intended to better align the Company’s cost structure with its current sales and help preserve its financial position, they have drastically impacted how we run our business.

Overall, the significant disruption of our operations by the COVID-19 pandemic and related mitigation efforts have negatively impacted our ability to prepare our Quarterly Report. As such, the Company will be relying upon the 45-day extension provided by Order for the filing of its Quarterly Report. The Company will file its Quarterly Report by no later than July 31, 2020, 45 days after the original due date for the Quarterly Report.

Set forth below are risk factors regarding the risks related to the impact of COVID-19 pandemic on our business and results of operations.

We face business disruption and related risks resulting from the COVID-19 pandemic, which could have a material adverse effect on our business and results of operations.

On March 17, 2020, we closed all of our stores in North America, as subsequently mandated by the governments in both Canada and the U.S., to protect our employees, customers and communities. We have also temporarily furloughed all of our store related employees and have moved substantially all remaining non-essential employees to a four-day work week to reduce expenses.  Although we continue to offer our products directly to consumers through our online store and our products are available in supermarkets and drugstores across Canada, there is no assurance that customers will purchase our products at previous volumes through these alternative channels.

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Additionally, we rely on our employees, contractors, third-party transportation providers, vendors and other business partners to perform our and their respective responsibilities and obligations relative to the conduct of our business. Although certain of the areas in the United States and Canada where our stores are located are beginning to reopen, at this time, we do not have an estimated time for reopening our stores, nor can we predict when any of our contractors, third-party transportation providers, vendors and other business partners will able to operate at previous levels. Nor can we predict the duration of the COVID-19 pandemic and whether existing restrictions may be extended or new restrictions will be put in place.

The COVID-19 pandemic could also negatively affect our internal controls over financial reporting, including our ongoing process of remediating the material weaknesses in our disclosure control and procedures identified in 2019, as a portion of our workforce is required to work from home and standard processes are disrupted. New processes, procedures, and controls which may increase the overall inherent risk in the business, may be required to ensure an effective control environment.

Additionally, the COVID-19 pandemic has had a significant impact on the securities markets worldwide, which have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility may make it difficult for us to regain and maintain compliance with Nasdaq listing requirements relating to the bid price for the Company’s shares.

We are still assessing the continuing impact of the COVID-19 pandemic on our business and results of operations, but anticipate that it will continue to be significant. The exact impact is and will remain unknown and largely dependent upon future developments, including but not limited to information on the duration and spread of COVID-19, changes in customer demand, additional mitigation strategies proposed by Canadian and United States public authorities (including federal, state, provincial or local stay at home or similar orders), and restrictions on the activities of our European and other internationally based suppliers and shipment of goods.

Failure to make lease payments under our operating leases when due would likely harm our business, profitability and results of operations.

We do not own any real estate. Instead, we lease all of our store locations, our corporate offices in Montréal, Canada and a distribution center in Montréal, Canada. Our store leases typically have ten‑year terms and generally require us to pay total rent per square foot that is reflective of our small average store square footage and premium locations. Many of our lease agreements have defined escalating rent provisions over the initial term and any extensions. Our substantial operating lease obligations could have significant negative consequences, including:

•	requiring that an increased portion of our cash from operations and available cash on hand be applied to pay our lease obligations, thus reducing liquidity available for other purposes;

•	increasing our vulnerability to adverse general economic and industry conditions;

•	limiting our flexibility to plan for or react to changes in our business or in the industry in which we compete, and

•	limiting our ability to obtain financing.

We depend on cash flow from operations to pay our lease expenses and our other cash needs. If our business does not generate sufficient cash flows from operating activities to fund these requirements, we may not be able to service our lease expenses, which would harm our business. As the stores have been closed due to the COVID-19 pandemic, we have not remitted rental payments for the months of April, May and June.

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In light of the COVID-19 pandemic, we have taken and may need to take certain actions with respect to some or all of our existing leases to preserve our cash position during the COVID-19 pandemic, which may create legal and financial risk for us.

On March 17, 2020, we closed all of our stores in North America, as subsequently mandated by the governments in both Canada and the United States. In light of the closures of many of the malls, street and outlet stores in which we operate resulting from the COVID-19 pandemic, we have taken certain actions with respect to some or all of our existing leases during the COVID-19 pandemic, such as discontinuing rent payment, attempting to negotiate rent abatement, or terminating certain leases, which may subject us to legal, reputational and financial risks. We have suspended rent payments due for the three-month period ended June 2020 for all of our stores that have been closed because of the COVID-19 pandemic.

We expect to negotiate with the counterparties under those leases to defer or abate the applicable rent during the store closure period, to modify the terms (including rent) of our leases going forward after the stores reopen, or in certain instances to terminate the leases and permanently close some of the stores. However, there can be no assurance that we will be able to negotiate rent deferrals or rent abatements, or terminate the leases, on commercially reasonable terms or at all. If we are unable to renegotiate the leases and continue to suspend rent payments, the landlords under a majority of the leases for our stores could allege that we are in default under the leases and attempt to terminate our lease and accelerate our future rents due thereunder. Although we believe that strong legal grounds exist to support our claim that we are not obligated to pay rent for the stores that have been closed because of the governmental and public health authority orders, mandates, guidelines and recommendations, there can be no assurance that such arguments will succeed and any dispute under these leases may result in litigation with the respective landlord, and any such dispute could be costly and have an uncertain outcome.

As of June 15, 2020, we have received notices of default for unpaid rents from 37 landlords representing 53 of our retail stores. We also received rent deferral notices from 13 landlords representing 60 of our retail stores. With regard to both the leases in default and rent leases with rent deferral notices, we have either determined to terminate the lease or are in the process of discussing resolution of the current situation regarding rent payments with the landlords. We can provide no assurances that an agreement or resolution regarding these leases will be reached or any forbearance of our lease obligations will be provided to us regarding our other lease agreements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 15, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA INC.

Date: June 15, 2020	By:	/s/ Frank Zitella
	Name:	Frank Zitella
	Title:	Chief Financial and Operating Officer

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